Exhibit 99.2

Helix Acquisition Corp. III Announces Closing of $172.5 Million Initial Public Offering, Including the Full Exercise of the Underwriter's Option to Purchase Additional Shares

January 27, 2026

BOSTON, Jan. 27, 2026 (GLOBE NEWSWIRE) -- Helix Acquisition Corp. III (Nasdaq: HLXC) (the “Company”) announced today that on January 26, 2026, it closed the initial public offering of 17,250,000 Class A ordinary shares, which includes 2,250,000 shares issued pursuant to the full exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per share resulting in gross proceeds of $172,500,000, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on opportunities in healthcare or healthcare-related industries. The Company, sponsored by Helix Holdings III LLC, an affiliate of Cormorant Asset Management, is led by Bihua Chen as Chief Executive Officer and Chairperson, and Caleb Tripp as Chief Financial Officer and Chief Operating Officer.

Concurrently with the closing of the initial public offering, the Company completed a private placement of 497,500 Class A ordinary shares at a price of $10.00 per share, to Helix Holdings III LLC, generating gross proceeds to the Company of $4,975,000.

The Company’s Class A ordinary shares began trading on The Nasdaq Global Market under the ticker symbol “HLXC” on January 23, 2026.

Leerink Partners and Oppenheimer & Co. are serving as the joint bookrunning managers for the offering.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from: Leerink Partners LLC, Attn: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com; and Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

A total of $172,500,000 comprised of the net proceeds from the IPO and simultaneous private placement were placed in trust. An audited balance sheet of the Company as of January 26, 2026 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

A registration statement relating to these securities was declared effective by the SEC on January 22, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor and Media Contact

Helix Acquisition Corp. III
Caleb Tripp
Email: caleb@cormorant-asset.com
Telephone: (857) 702-0370